UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2014 (May 21, 2014)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, NE, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 21, 2014, Gray Television, Inc. (the “Company”) held its 2014 annual meeting of shareholders. The results of voting on the proposals submitted to a vote of the Company’s shareholders at the 2014 annual meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hilton H. Howell, Jr.	89,671,945	3,542,193	9,665,178
William E. Mayher, III	91,786,646	1,427,492	9,665,178
Richard L. Boger	90,932,016	2,282,122	9,665,178
T.L. Elder	91,800,297	1,413,841	9,665,178
Robin R. Howell	89,156,902	4,057,236	9,665,178
Howell W. Newton	91,800,197	1,413,941	9,665,178
Hugh E. Norton	91,523,932	1,690,206	9,665,178
Harriett J. Robinson	88,879,080	4,335,058	9,665,178

Proposal No. 2 (Approval, on an advisory basis, of the compensation of the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-Votes
89,983,706	1,016,524	2,213,908	9,665,178

Proposal No. 3 (Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for 2014):

Votes For	Votes Against	Abstain
101,238,636	1,577,999	62,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Senior Vice President and
Chief Financial Officer

Date: May 22, 2014